Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation (the “Company”), which will file with the Securities and Exchange Commission, Washington, D. C. (the “Commission”), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (or any appropriate form then in effect), for the registration of shares of Common Stock of 50¢ par value of the Company for issuance pursuant to the J. C. Penney Corporation, Inc. Safe Harbor 401(k) Plan, hereby constitutes and appoints Jeffrey Davis, Andrew Drexler and Brandy Treadway, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her in his or her name, place and stead, in any and all capacities, to sign said Registration Statement, which is about to be filed, and any and all subsequent amendments thereto (including, without limitation, any and all post-effective amendments thereto) (the “Registration Statement”) and to file said Registration Statement so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Registration Statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of June, 2018.

/s/ Ronald W. Tysoe	/s/ Joseph M. McFarland
Ronald W. Tysoe Chairman of the Board; Director	Joseph M. McFarland Executive Vice President, Chief Customer Officer (principal executive officer)
/s/ Therace M. Risch	/s/ Michael Robbins
Therace M. Risch Executive Vice President, Chief Information Officer and Chief Digital Officer (principal executive officer)	Michael Robbins Executive Vice President, Supply Chain (principal executive officer)
/s/ Jeffrey A. Davis	/s/ Andrew S. Drexler
Jeffrey A. Davis Executive Vice President and Chief Financial Officer (principal financial officer; principal executive officer)	Andrew S. Drexler Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)
/s/ Paul J. Brown	/s/ Amanda Ginsberg
Paul J. Brown Director	Amanda Ginsberg Director
/s/ Wonya Y. Lucas	/s/ B. Craig Owens
Wonya Y. Lucas Director	B. Craig Owens Director
/s/ Lisa A. Payne	/s/ Debora A. Plunkett
Lisa A. Payne Director	Debora A. Plunkett Director
/s/ Leonard H. Roberts
Leonard H. Roberts Director	Javier G. Teruel Director
/s/ R. Gerald Turner
R. Gerald Turner Director